Exhibit 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline, N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE ANNOUNCES CASH DIVIDEND OF $0.05 PER COMMON SHARE;
OPENS 48th WENDY’S RESTAURANT

        GRAND RAPIDS, Michigan, December 16, 2004. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and the nation’s first O’Charley’s franchisee, today announced that it has declared a cash dividend of $0.05 per outstanding common share. The dividend is payable on January 19, 2005, to shareholders of record on December 28, 2004.

        “This dividend demonstrates Meritage’s continuing commitment to create long-term value for our shareholders by maximizing shareholder returns, and our confidence in the Company’s performance which has been driven by the strategic growth plan we implemented over the past five years. Our improved cash position, combined with sales of surplus real estate, have created an opportune time for the Company to declare a cash dividend, while maintaining our ability to support our strategic growth plans involving the development of O’Charley’s and Wendy’s restaurants. Returning cash to our investors is an important objective in our long-term strategy to enhance shareholder returns, broaden our base of investors and improve the trading liquidity of our stock. The Company’s Board of Directors will consider additional dividends in the future,” stated Robert E. Schermer, Jr., the Company’s CEO.

        Separately, the Company announced the opening of its 48th Wendy’s restaurant located on Broadmoor Avenue in Caledonia, Michigan.

        Meritage is one of the nation’s premier franchise operators. The Company is the only publicly held Wendy’s franchisee, operating 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan and serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system during the past four years. Meritage is also the nation’s first O’Charley’s franchisee giving Meritage the exclusive rights to develop O’Charley’s restaurants in the State of Michigan. Meritage opened its first O’Charley’s restaurant August 2004 in Grand Rapids, Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s will subject Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.